Exhibit 99.3

DYCOM®

The people connecting America®

Non-GAAP Reconciliations
Q1 2024

Explanation of Non-GAAP Financial Measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). In the Company’s quarterly results releases, trend schedules, conference calls, slide presentations, and webcasts, it may use or discuss Non-GAAP financial measures, as defined by Regulation G of the Securities and Exchange Commission. The Company believes that the presentation of certain Non-GAAP financial measures in these materials provides information that is useful to investors because it allows for a more direct comparison of the Company’s performance for the period reported with the Company’s performance in prior periods. The Company cautions that Non-GAAP financial measures should be considered in addition to, but not as a substitute for, the Company’s reported GAAP results. Management defines the Non-GAAP financial measures used as follows:

•Non-GAAP Organic Contract Revenues - contract revenues from businesses that are included for the entire period in both the current and prior year periods, excluding contract revenues from storm restoration services, adjusted for the additional week in the fourth quarter of fiscal 2021, as a result of the Company’s 52/53 week fiscal year. Non-GAAP Organic Contract Revenue change percentage is calculated as the change in Non-GAAP Organic Contract Revenues from the comparable prior year period divided by the comparable prior year period Non-GAAP Organic Contract Revenues. Management believes Non-GAAP Organic Contract Revenues is a helpful measure for comparing the Company’s revenue performance with prior periods. For comparison purposes, Lumen’s Non-GAAP Organic Contract Revenue and Non-GAAP Organic Contract Revenue Growth percentage excludes the estimated contract revenues for the quarter ended April 30, 2022 related to the ILEC (incumbent local exchange carrier) business in 20 states it sold to Brightspeed on October 3, 2022.

•Non-GAAP Adjusted EBITDA - net income before interest, taxes, depreciation and amortization, gain on sale of fixed assets, stock-based compensation expense, and certain non-recurring items. Management believes Non-GAAP Adjusted EBITDA is a helpful measure for comparing the Company’s operating performance with prior periods as well as with the performance of other companies with different capital structures or tax rates.

•Notional Net Debt - Notional net debt is a Non-GAAP financial measure that is calculated by subtracting cash and equivalents from the aggregate face amount of outstanding debt. Management believes notional net debt is a helpful measure to assess the Company’s liquidity.

Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Financial Measures

Non-GAAP Organic Contract Revenues
Unaudited
(Dollars in millions)

	Contract Revenues - GAAP	Revenues from storm restoration services	Additional week as a result of the Company’s 52/53 week fiscal year[1]	Non-GAAP - Organic Revenues	Growth (Decline)%
Quarter Ended					GAAP - Organic %	Non-GAAP - Organic %
April 29, 2023	$1,045.5	$—	$—	$1,045.5	19.3%	19.3%
April 30, 2022	$876.3	$—	$—	$876.3

January 28, 2023	$917.5	$—	$—	$917.5	20.5%	20.5%
January 29, 2022	$761.5	$—	$—	$761.5

October 29, 2022	$1,042.4	$—	$—	$1,042.4	22.1%	22.1%
October 30, 2021	$854.0	$—	$—	$854.0

July 30, 2022	$972.3	$—	$—	$972.3	23.5%	23.5%
July 31, 2021	$787.6	$—	$—	$787.6

April 30, 2022	$876.3	$—	$—	$876.3	20.5%	21.1%
May 1, 2021	$727.5	$(3.9)	$—	$723.6

January 29, 2022	$761.5	$—	$—	$761.5	1.4%	10.1%
January 30, 2021	$750.7	$(5.7)	$(53.2)	$691.8

October 30, 2021	$854.0	$—	$—	$854.0	5.4%	6.6%
October 24, 2020	$810.3	$(8.9)	$—	$801.4

July 31, 2021	$787.6	$—	$—	$787.6	(4.4)%	(4.4)%
July 25, 2020	$823.9	$—	$—	$823.9

Note: Amounts above may not add due to rounding.

Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Financial Measures

Non-GAAP Organic Contract Revenues - Certain Customers
Unaudited
(Dollars in millions)

	Contract Revenues - GAAP	Estimated Revenues from Lumen’s Divested Business[2]	Non-GAAP - Organic Revenues	Growth %
Quarter Ended				GAAP - Organic %	Non-GAAP - Organic %

Lumen
April 29, 2023	$136.4	$—	$136.4	32.7%	70.4%
April 30, 2022	$102.8	$(22.7)	$80.0

Top 5 Customers[3]
April 29, 2023	$684.5	$—	$684.5	16.1%	20.7%
April 30, 2022	$589.7	$(22.7)	$567.0

All Other Customers (excluding Top 5 Customers)
April 29, 2023	$361.0	$—	$361.0	25.9%	16.7%
April 30, 2022	$286.6	$22.7	$309.3

Note: Amounts above may not add due to rounding.

Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Financial Measures

Non-GAAP Adjusted EBITDA
Unaudited
(Dollars in thousands)

	Quarter Ended
	April 29, 2023	April 30, 2022
Net income	$51,523	$19,536
Interest expense, net	11,372	9,118
Provision for income taxes	14,576	694
Depreciation and amortization	37,271	36,637
Earnings Before Interest, Taxes, Depreciation & Amortization ("EBITDA")	114,742	65,985
Gain on sale of fixed assets	(7,816)	(5,389)
Stock-based compensation expense	6,620	3,128
Non-GAAP Adjusted EBITDA	$113,546	$63,724
Non-GAAP Adjusted EBITDA % of contract revenues	10.9%	7.3%

Note: Amounts above may not add due to rounding.

Notes to Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Financial Measures

1 The Company has a 52/53 week fiscal year. All quarter periods presented contain 13 weeks except for the quarter ended January 30, 2021, which contained an additional week of operations.
The Non-GAAP adjustment for the additional week of operations for the quarter ended January 30, 2021 is calculated as (i) contract revenues less (ii) contract revenues from storm restoration services (iii) divided by 14 weeks.
2 On October 3, 2022, Brightspeed acquired Lumen’s ILEC (incumbent local exchange carrier) business in 20 states (the “20-State ILEC Business”). The Company continues to serve both Lumen and Brightspeed in connection with various work, including the 20-State ILEC Business. For comparison purposes, Lumen’s Non-GAAP Organic Contract Revenue and Non-GAAP Organic Contract Revenue Growth percentage excludes the estimated contract revenues related to the 20-State ILEC Business for the quarter ended April 30, 2022.
3 Top 5 Customers included AT&T, Lumen, Comcast, Frontier, and Verizon for the quarters ended April 29, 2023 and April 30, 2022.